Schedule B

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement
between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Hong Kong) Limited

Name of Trust	Name of Portfolio	Effective Date	Annual Sub-Advisory Fee Rate (bp)
0.5 x (individual fund fee rate + group fee rate)
Fidelity Advisor Series I	Fidelity Advisor Series Equity Growth Fund	03/19/2014	0.5 x (30 bp + group fee rate)
Fidelity Advisor Series I	Fidelity Advisor Series Growth Opportunities Fund	09/18/2013	0.5 x (30 bp + group fee rate)
Fidelity Advisor Series I	Fidelity Advisor Series Small Cap Fund	09/18/2013	0.5 x (45 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Series Small Cap Core Fund	07/20/2022	0.5 x (45 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Series Small Cap Discovery Fund	09/18/2013	0.5 x (45 bp + group fee rate)
Fidelity Contrafund	Fidelity Series Opportunistic Insights Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Series All-Sector Equity Fund	09/17/2008	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Series Stock Selector Large Cap Value Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Series Value Discovery Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Hastings Street Trust	Fidelity Series Large Cap Stock Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Canada Fund	08/15/2017	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Emerging Markets Fund	07/19/2018	0.5 x (55 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Emerging Markets Opportunities Fund	09/17/2008	0.5 x (55 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series International Growth Fund	09/16/2009	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series International Small Cap Fund	09/16/2009	0.5 x (60 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series International Value Fund	09/16/2009	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Overseas Fund	03/06/2019	0.5 x (42.4 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Select International Small Cap Fund	07/20/2022	0.5 x (60 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Sustainable Emerging Markets Fund	01/18/2023	0.5 x (55 bp + group fee rate)
Fidelity Investment Trust	Fidelity Series Sustainable Non-U.S. Developed Markets Fund	01/18/2023	0.5 x (45 bp + group fee rate)
Fidelity Investment Trust	Fidelity SAI International SMA Completion Fund	01/23/2019	0.5 x (42.4 bp + group fee rate)
Fidelity Mt. Vernon Street Trust	Fidelity Series Growth Company Fund	09/18/2013	0.5 x (30 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Series Intrinsic Opportunities Fund	09/19/2012	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Series Blue Chip Growth Fund	11/01/2013	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Series Real Estate Income Fund	01/19/2011	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Series Small Cap Opportunities Fund	09/09/2008	0.5 x (45 bp + group fee rate)
Fidelity Summer Street Trust	Fidelity Series Sustainable U.S. Market Fund	01/18/2023	0.5 x (30 bp + group fee rate)

Fidelity Management & Research Company LLC	Fidelity Management & Research (Hong Kong) Limited

By:

/s/Christopher J. Rimmer

By:

/s/Sharon LeCornu

Name:

Christopher J. Rimmer

Name:

Sharon LeCornu

Title:

Treasurer

Title:

Director

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